                      SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                        Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 10, 1997

                          Computervision Corporation
              (Exact name of registrant as specified in charter)

      Delaware                 1-7760/0-20290                  04-2491912
----------------------         --------------                  ----------
(State or other                 (Commission                    (IRS Employer
jurisdiction                    File Numbers)                  Identification
of incorporation)                                              Number)

                  100 Crosby Drive, Bedford, MA         01730
             (Address of principal executive offices) (zip code)

                                (617) 275-1800
             (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report)
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Item 5. Other Events
--------------------

Subsequent to March 27, 1997, the Company has experienced significant shortfalls in revenue, incurred significant operating losses and has significant negative working capital at September 28, 1997. In addition, if the Company is unable to secure additional financing, it would be unable to meet its remaining principal short term liquidity requirements, including debt service, restructuring payments, normal working capital and other cash requirements, which would have a material adverse effect on the Company's ongoing operations and would adversely affect the solvency of the Company. These issues raise substantial doubt about the Company's ability to continue as a going concern. Based on these factors, the Company's independent auditors have reissued their original report dated March 27, 1997 (except with respect to the matter discussed in Note 4, as to which the date is April 15, 1997) on the December 31, 1996 financial statements included in the Company's Form 10-K and their original review report dated April 24, 1997 on the March 30, 1997 financial statements included in the Company's Form 10-Q to include an explanatory paragraph that describes the substantial doubt about the Company's ability to continue as a going concern.


Item 7. Financial Statements and Exhibits
-----------------------------------------

(a) Financial Statements of business acquired:

      Not applicable

(b) Pro Forma financial information

      Not applicable

(c) Exhibits

    (99) (a) 1996 Form 10-K financial statements.
         (b) Q1 1997 Form 10-Q financial statements.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             Computervision Corporation
                             (Registrant)

                             By /s/ Anthony N. Fiore, Jr.
                                Anthony N. Fiore, Jr.
                                Vice President, Business
                                Operations and General Counsel

                             Date: November 10, 1997